Williams & Webster, P.S.
Certified Public Accountants & Business Consultants

Board of Directors
Micron Enviro Systems, Inc.
Great Neck, NY

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Micron Enviro Systems, Inc. on Form S-8 of our report dated April 14, 2008 relating to the audit of the financial statements for the year ending December 31, 2007, appearing in the Annual Report on Form 10-K of Micron Enviro Systems, Inc.

Williams & Webster, P.S.

Williams & Webster, P.S.
Spokane, Washington
April 13, 2009